Exhibit 99.1

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 1, 2016, R.R. Donnelley & Sons (the “Company” or “RR Donnelley”) completed the previously announced separation of its financial communications and data services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) and its publishing and retail-centric print services and office products business (“LSC Communications, Inc.” or “LSC”) from its multichannel communications management business (the “Separation”), through the distribution of approximately 80.75 percent of the outstanding common stock of Donnelley Financial and approximately 80.75 percent of the outstanding common stock of LSC to RR Donnelley stockholders as of the close of business on September 23, 2016, the record date for the distribution (the “Distribution”). RR Donnelley stockholders received one share of Donnelley Financial common stock and one share of LSC common stock for every eight shares of RR Donnelley stock held at the close of business on the record date. Donnelley Financial and LSC are now separate independent public companies and trade under the symbols “DFIN” and “LKSD”, respectively, on the New York Stock Exchange. Immediately following the Distribution, the Company retained approximately 19.25 percent ownership in both Donnelley Financial and LSC.

The following unaudited pro forma condensed consolidated financial statements of RR Donnelley are presented to illustrate the estimated effects of the Separation of Donnelley Financial and LSC from the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and for the fiscal years ended December 31, 2015, 2014, and 2013 assume that the Separation occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 assumes that the Separation occurred on that date. Beginning in the fourth quarter of 2016, the historical financial results of Donnelley Financial and LSC for periods prior to the Separation will be reflected in RR Donnelley’s consolidated financial statements as discontinued operations.

The following unaudited pro forma condensed consolidated financial statements are intended for informational purposes only, and are not necessarily indicative of what RR Donnelley’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of RR Donnelley’s future results of operations or financial condition.

The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the audited consolidated GAAP financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in RR Donnelley’s Form 10-K for the years ended December 31, 2015, 2014, and 2013, as well as the unaudited condensed consolidated interim financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in RR Donnelley’s Form 10-Q for the quarter ended June 30, 2016.

The Historical column in the unaudited pro forma condensed consolidated interim financial statements reflects RR Donnelley’s historical consolidated financial statements for the periods presented and does not reflect any adjustments related to the Distribution and related events.

The Donnelley Financial and LSC Separation column in the unaudited pro forma condensed consolidated financial statements reflects the revenues and expenses directly associated with the results of operations of each respective company and was derived from the annual combined financial statements and unaudited condensed combined interim financial statements included in both Donnelley Financial and LSC Registration Statements on Form 10, adjusted to exclude general corporate overhead costs previously allocated to the Forms 10 of $30.5 million, $62.4 million, $73.1 million and $74.8 million in the six months ended June 30, 2016 and the twelve months ended December 31, 2015, 2014 and 2013, respectively.

The Historical RR Donnelley Sales to Donnelley Financial and LSC column reflects net sales made to Donnelley Financial and LSC by RR Donnelley which were historically reflected as intercompany sales that were eliminated in RR Donnelley’s consolidated financial statements. These net sales and related cost of sales are governed by and expected to continue through the duration of the executed Commercial Agreements between RR Donnelley with Donnelley Financial and LSC.

The pro forma adjustments are based on available information and assumptions that RR Donnelley’s management believes are reasonable, reflect the impacts of events directly attributable to the Distribution and related transaction agreements that are factually supportable and for purposes of the statements of operations, are expected to have a continuing impact on RR Donnelley. The pro forma adjustments do not reflect future events that may occur after the Distribution, including potential selling, general and administrative dis-synergies and potential cost synergies.

R. R. Donnelley & Sons Company

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2016

(in millions, except per share data)

	Historical	Donnelley Financial & LSC Separation	Historical RR Donnelley Sales to Donnelley Financial and LSC	RR Donnelley Continuing Operations	Pro Forma Adjustments	Notes		Pro Forma RR Donnelley Continuing Operations
Products net sales	$4,424.7	$1,994.0	$53.9	$2,484.6	$—			$2,484.6
Services net sales	956.4	186.0	33.4	803.8	—			803.8

Total net sales	5,381.1	2,180.0	87.3	3,288.4	—			3,288.4
Products cost of sales (exclusive of depreciation and amortization)	3,456.7	1,543.2	53.9	1,967.4	—			1,967.4
Services cost of sales (exclusive of depreciation and amortization)	750.2	111.5	33.4	672.1	—			672.1

Total cost of sales	4,206.9	1,654.7	87.3	2,639.5	—			2,639.5

Products gross profit	968.0	450.8	—	517.2	—			517.2
Services gross profit	206.2	74.5	—	131.7	—			131.7

Total gross profit	1,174.2	525.3	—	648.9	—			648.9
Selling, general and administrative expenses (exclusive of depreciation and amortization)	766.5	278.9	—	487.6	(24.7)	(A	)	462.9
Restructuring, impairment and other charges-net	23.4	9.9	—	13.5	—			13.5
Depreciation and amortization	211.0	108.5	—	102.5	—			102.5
Other operating income	(12.3)	—	—	(12.3)	—			(12.3)

Income from operations	185.6	128.0	—	57.6	24.7			82.3

Interest expense (income)-net	137.0	(0.4)	—	137.4	(35.4)	(B	)	102.0
Investment and other expense-net	1.0	0.4	—	0.6	—			0.6

Earnings (loss) before income taxes	47.6	128.0	—	(80.4)	60.1			(20.3)
Income tax expense (benefit)	21.8	62.1	—	(40.3)	19.4	(C	)	(20.9)

Net earnings (loss)	25.8	65.9	—	(40.1)	40.7			0.6

Less: Income attributable to noncontrolling interests	0.5	—	—	0.5	—			0.5

Net earnings (loss) attributable to RR Donnelley common shareholders	$25.3	$65.9	$—	$(40.6)	$40.7			$0.1

Net earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings (loss) per share	$0.12							$—
Diluted net earnings (loss) per share	$0.12							$—
Weighted average number of common shares outstanding:
Basic	209.8							209.8
Diluted	211.4							211.4

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

R. R. Donnelley & Sons Company

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Fiscal Year Ended December 31, 2015

(in millions, except per share data)

	Historical	Donnelley Financial & LSC Separation	Historical RR Donnelley Sales to Donnelley Financial and LSC	RR Donnelley Continuing Operations	Pro Forma Adjustments	Notes		Pro Forma RR Donnelley Continuing Operations
Products net sales	$9,323.6	$4,094.2	$103.1	$5,332.5	$—			$5,332.5
Services net sales	1,933.2	378.7	70.7	1,625.2	—			1,625.2

Total net sales	11,256.8	4,472.9	173.8	6,957.7	—			6,957.7
Products cost of sales (exclusive of depreciation and amortization)	7,282.3	3,186.1	103.1	4,199.3	—			4,199.3
Services cost of sales (exclusive of depreciation and amortization)	1,510.5	227.9	70.7	1,353.3	—			1,353.3

Total cost of sales	8,792.8	3,414.0	173.8	5,552.6	—			5,552.6

Products gross profit	2,041.3	908.1	—	1,133.2	—			1,133.2
Services gross profit	422.7	150.8	—	271.9	—			271.9

Total gross profit	2,464.0	1,058.9	—	1,405.1	—			1,405.1
Selling, general and administrative expenses (exclusive of depreciation and amortization)	1,300.0	416.0	—	884.0	(11.4)	(A	)	872.6
Restructuring, impairment and other charges-net	122.6	59.9	—	62.7	—			62.7
Depreciation and amortization	454.0	221.5	—	232.5	—			232.5

Income from operations	587.4	361.5	—	225.9	11.4			237.3

Interest expense (income)-net	276.0	(1.4)	—	277.4	(71.4)	(B	)	206.0
Investment and other expense (income)-net	43.6	(0.3)	—	43.9	—			43.9

Earnings (loss) before income taxes	267.8	363.2	—	(95.4)	82.8			(12.6)
Income tax expense (benefit)	129.4	141.1	—	(11.7)	31.9	(C	)	20.2

Net earnings (loss)	138.4	222.1	—	(83.7)	50.9			(32.8)

Less: (Loss) income attributable to noncontrolling interests	(12.7)	—	—	(12.7)	—			(12.7)

Net earnings (loss) attributable to RR Donnelley common shareholders	$151.1	$222.1	$—	$(71.0)	$50.9			$(20.1)

Net earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.73							$(0.10)
Diluted net earnings per share	$0.73							$(0.10)
Weighted average number of common shares outstanding:
Basic	205.6							205.6
Diluted	206.8							205.6

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

R. R. Donnelley & Sons Company

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Fiscal Year Ended December 31, 2014

(in millions, except per share data)

	Historical	Donnelley Financial & LSC Separation	Historical RR Donnelley Sales to Donnelley Financial and LSC	RR Donnelley Continuing Operations	Pro Forma Adjustments	Notes		Pro Forma RR Donnelley Continuing Operations
Products net sales	$9,715.2	$4,218.3	$106.6	$5,603.5	$—			$5,603.5
Services net sales	1,888.2	365.0	68.7	1,591.9	—			1,591.9

Total net sales	11,603.4	4,583.3	175.3	7,195.4	—			7,195.4
Products cost of sales (exclusive of depreciation and amortization)	7,581.6	3,288.5	106.6	4,399.7	—			4,399.7
Services cost of sales (exclusive of depreciation and amortization)	1,471.2	218.1	68.7	1,321.8	—			1,321.8

Total cost of sales	9,052.8	3,506.6	175.3	5,721.5	—			5,721.5

Products gross profit	2,133.6	929.8	—	1,203.8	—			1,203.8
Services gross profit	417.0	146.9	—	270.1	—			270.1

Total gross profit	2,550.6	1,076.7	—	1,473.9	—			1,473.9
Selling, general and administrative expenses (exclusive of depreciation and amortization)	1,427.0	493.9	—	933.1	—			933.1
Restructuring, impairment and other charges-net	133.7	61.4	—	72.3	—			72.3
Depreciation and amortization	474.0	219.4	—	254.6	—			254.6

Income from operations	515.9	302.0	—	213.9	—			213.9

Interest expense (income)-net	282.1	(2.4)	—	284.5	(71.4)	(B	)	213.1
Investment and other expense (income)-net	9.6	(12.6)	—	22.2	—			22.2
Loss on debt extinguishment	77.1	—	—	77.1	—			77.1

Earnings (loss) before income taxes	147.1	317.0	—	(169.9)	71.4			(98.5)
Income tax expense (benefit)	26.3	111.1	—	(84.8)	27.8	(C	)	(57.0)

Net earnings (loss)	120.8	205.9	—	(85.1)	43.6			(41.5)

Less: Income attributable to noncontrolling interests	3.4	—	—	3.4	—			3.4

Net earnings (loss) attributable to RR Donnelley common shareholders	$117.4	$205.9	$—	$(88.5)	$43.6			$(44.9)

Net earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$0.59							$(0.23)
Diluted net earnings per share	$0.59							$(0.23)
Weighted average number of common shares outstanding:
Basic	198.5							198.5
Diluted	200.0							198.5

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

R. R. Donnelley & Sons Company

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Fiscal Year Ended December 31, 2013

(in millions, except per share data)

	Historical	Donnelley Financial & LSC Separation	Historical RR Donnelley Sales to Donnelley Financial and LSC	RR Donnelley Continuing Operations	Pro Forma Adjustments	Notes		Pro Forma RR Donnelley Continuing Operations
Products net sales	$8,765.8	$4,173.3	$109.0	$4,701.5	$—			$4,701.5
Services net sales	1,714.5	298.5	59.1	1,475.1	—			1,475.1

Total net sales	10,480.3	4,471.8	168.1	6,176.6	—			6,176.6
Products cost of sales (exclusive of depreciation and amortization)	6,816.9	3,164.8	109.0	3,761.1	—			3,761.1
Services cost of sales (exclusive of depreciation and amortization)	1,332.9	176.9	59.1	1,215.1	—			1,215.1

Total cost of sales	8,149.8	3,341.7	168.1	4,976.2	—			4,976.2

Products gross profit	1,948.9	1,008.5	—	940.4	—			940.4
Services gross profit	381.6	121.6	—	260.0	—			260.0

Total gross profit	2,330.5	1,130.1	—	1,200.4	—			1,200.4
Selling, general and administrative expenses (exclusive of depreciation and amortization)	1,181.5	446.2	—	735.3	—			735.3
Restructuring, impairment and other charges-net	133.5	87.2	—	46.3	—			46.3
Depreciation and amortization	435.8	228.1	—	207.7	—			207.7

Income from operations	579.7	368.6	—	211.1	—			211.1

Interest expense (income)-net	261.4	(1.6)	—	263.0	(71.4)	(B	)	191.6
Investment and other expense-net	27.4	2.6	—	24.8	—			24.8
Loss on debt extinguishment	81.9	—	—	81.9	—			81.9

Earnings (loss) before income taxes	209.0	367.6	—	(158.6)	71.4			(87.2)
Income tax (benefit) expense	(9.2)	135.6	—	(144.8)	27.8	(C	)	(117.0)

Net earnings (loss)	218.2	232.0	—	(13.8)	43.6			29.8

Less: Income attributable to noncontrolling interests	7.0	—	—	7.0	—			7.0

Net earnings (loss) attributable to RR Donnelley common shareholders	$211.2	$232.0	$—	$(20.8)	$43.6			$22.8

Net earnings (loss) per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$1.16							$0.13
Diluted net earnings per share	$1.15							$0.12
Weighted average number of common shares outstanding:
Basic	181.9							181.9
Diluted	183.5							183.5

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

R. R. Donnelley & Sons Company

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2016

(in millions, except per share data)

	Historical	Donnelley Financial & LSC Separation	RR Donnelley Continuing Operations	Pro Forma Adjustments	Notes		Pro Forma RR Donnelley Continuing Operations
ASSETS
Cash and cash equivalents	$290.6	$98.4	$192.2	$351.4	(E	)	$543.6
Receivables, net	1,968.4	816.1	1,152.3	—			1,152.3
Inventories	596.8	261.4	335.4	—			335.4
Prepaid expenses and other current assets	118.5	33.8	84.7	—			84.7
Investment in Donnelley Financial and LSC common stock	—	—	—	350.1	(D	)	350.1

Total current assets	2,974.3	1,209.7	1,764.6	701.5			2,466.1

Property, plant and equipment-net	1,375.0	696.1	678.9	—			678.9
Goodwill	1,746.2	528.3	1,217.9	—			1,217.9
Other intangible assets-net	404.5	200.9	203.6	—			203.6
Deferred income taxes	192.6	116.0	76.6	—			76.6
Other noncurrent assets	395.6	159.7	235.9	—			235.9

Total assets	$7,088.2	$2,910.7	$4,177.5	$701.5			$4,879.0

LIABILITIES
Accounts payable	$1,047.7	$282.3	$765.4	$—			$765.4
Accrued liabilities	720.0	266.4	453.6	78.0	(F	)	531.6
Short-term and current portion of long-term debt	675.6	4.1	671.5	(251.0)	(E	)	420.5

Total current liabilities	2,443.3	552.8	1,890.5	(173.0)			1,717.5

Long-term debt	2,943.8	3.3	2,940.5	(749.0)	(E	)	2,191.5
Pension liabilities (a)	555.5	463.6	91.9	—			91.9
Other postretirement benefits plan liabilities	168.6	—	168.6	—			168.6
Other noncurrent liabilities	357.5	155.7	201.8	—			201.8

Total liabilities	6,468.7	1,175.4	5,293.3	(922.0)			4,371.3

EQUITY
RR Donnelley shareholders’ equity
Preferred stock, $1.00 par value
Authorized: 2.0 shares; Issued: None	—	—	—	—			—
Common stock, $0.01 par value
Authorized: 500.0 shares;
Issued: 267.0 shares in 2016	2.7	—	2.7	—			2.7
Additional paid-in-capital	3,469.4	—	3,469.4	—			3,469.4
Accumulated deficit	(704.0)	2,481.0	(3,185.0)	1,607.4	(E	)(D)	(1,577.6)
Accumulated other comprehensive (loss) income	(791.9)	(745.7)	(46.2)	16.1	(D	)	(30.1)
Treasury stock, at cost, 57.5 shares in 2016	(1,370.4)	—	(1,370.4)	—			(1,370.4)

Total RR Donnelley shareholders’ equity	605.8	1,735.3	(1,129.5)	1,623.5			494.0

Noncontrolling interests	13.7	—	13.7	—			13.7

Total equity	619.5	1,735.3	(1,115.8)	1,623.5			507.7

Total liabilities and equity	$7,088.2	$2,910.7	$4,177.5	$701.5			$4,879.0

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and for the years ended December 31, 2015, 2014 and 2013 and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 includes the following pro forma adjustments:

(A)	Reflects the one-time Spin-off related transaction expenses that are directly attributable to the separation of Donnelley Financial and LSC from RR Donnelley. The Company incurred $11.4 million in 2015 and $24.7 million in the six months ended June 30, 2016. These amounts are exclusive of financing fees to be incurred by the Company in connection with the spin-off.

(B)	Reflects the estimated reduction in interest expense related to approximately $1 billion of debt that the Company tendered in September 2016 or intends to tender in the fourth quarter of 2016.

$250 million 6.125% senior notes due January 15, 2017

$250 million 7.250% senior notes due May 15, 2018

$240 million 8.250% senior notes due March 15, 2019

$260 million 7.000% senior notes due February 15, 2022

Interest expense was calculated based on the current financial markets conditions and the estimated debt expected to be tendered. Interest expense may be higher or lower depending on the amount and type of debt currently expected to be tendered.

(C)	The income tax expense was calculated at an estimated marginal tax rate of 39 percent applied to the pre-tax pro forma adjustments, except for the spin-off related costs which had an estimated marginal tax rate of 22 percent and 36 percent in 2016 and 2015, respectively, due to certain items that are not tax deductible. These rates reflect the U.S. marginal tax rate taking into consideration the nature of the adjustment.

(D)	After giving effect to the Distribution, RR Donnelley holds 6,242,802 shares of Donnelley Financial common stock and 6,242,802 shares of LSC common stock with an estimated cost basis of $334.0 million. For purposes of the unaudited pro forma condensed consolidated balance sheet, the value of the Company’s investment in Donnelley Financial and LSC was calculated using a stock price of $24.38 and $31.70, respectively, which represents the mid-point stock price for each respective company’s common stock that traded on October 3, 2016. The difference between the cost basis and the fair value of the investment of $16.1 million was recorded as a component of accumulated other comprehensive (loss) income in the unaudited pro forma condensed consolidated balance sheet.

(E)	Reflects a net distribution of approximately $340.2 million and $788.8 million in cash to the Company from the proceeds of the debt incurred by Donnelley Financial and LSC, respectively, at the time of the Separation, the tender of $503.6 million of aggregate principal of the Company’s senior notes during the third quarter of 2016 and $222.3 million of aggregate principal of the senior notes the Company intends to tender during the fourth quarter of 2016. $300.0 million of aggregate principal of Donnelley Financial debt was exchanged for $274.4 million of the aggregate principal of Company’s senior notes. Additionally reflected is $34.5 million of cash to be transferred to the Company from LSC and $16.1 million of cash to be transferred from the Company to Donnelley Financial in order to arrive at the agreed-upon cash needed for working capital purposes pursuant to the Separation and Distribution Agreement.

(F)	Reflects the liability as required by a provision in the Separation and Distribution Agreement to make future cash payments of $68.0 million and $10.0 million to Donnelley Financial and LSC, respectively, no later than six months following the Separation.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 includes the following note:

(a)	Effective as of the Distribution, RR Donnelley expects to transfer certain defined benefit pension plan net liabilities associated with Donnelley Financial and LSC active, retired and certain other employees. The net benefit obligations that the Company will transfer reflect estimated net benefit plan liabilities of $467.2 million (consisting of a total benefit plan liability of approximately $2.9 billion, net of plan assets, having a fair market value of $2.4 billion), accumulated other comprehensive losses, net of tax, of $571.8 million, and $181.2 million of related deferred tax assets. The Company’s estimates may change prior to the Distribution date and continue to refine such estimates of the net liability transfers as of that date. The actual assumed net benefit plan obligations and pension income could change significantly from current estimates. The Company’s current estimates of the transfer of certain defined benefit pension plan net liabilities have been reflected within the Donnelley Financial & LSC Separation column on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2016. Additionally, the impact of the transfer to the unaudited pro forma condensed consolidated statements of operations has been reflected within the Donnelley Financial & LSC Separation columns in each respective year.